                                                                    EXHIBIT 3.13

                                 THIRD AMENDMENT

         THIS THIRD AMENDMENT, dated as of September 30, 2003, (this "Amendment") to the Limited Partnership Agreement of Lear Midwest Automotive, Limited Partnership (f/k/a Lear Kentucky, L.P.), a Delaware limited partnership (the "LP"), dated as of December 31, 1997 (as amended, supplemented or otherwise modified from time to time, the "LP Agreement") by Lear Corporation Mendon, a Delaware corporation (the "General Partner") and Lear Operations Corporation, a Delaware corporation and successor in interest to Lear Midwest, Inc., a Kentucky corporation (the "Limited Partner" and together with the General Partner, the "Partners").

         WHEREAS, on September 30, 2003, Lear Midwest, Inc. was merged with and into Lear Operations Corporation, a Delaware corporation ("LOC"), with LOC remaining as the surviving entity;

         WHEREAS, the Partners desire to amend the LP Agreement to reflect LOC as the new limited partner, as successor in interest to Lear Midwest, Inc., under the LP Agreement;

         NOW THEREFORE, the Partners hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, terms defined in the LP Agreement and used herein shall have the meaning given to them in the LP Agreement.

         2.       Amendments to the LP Agreement.

                  (a) The introductory paragraph to the LP Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

         "This AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is entered into this 31st day of December, 1997, by and between Lear Operations Corporation, a Delaware corporation, as the Limited Partner, and Lear Corporation Mendon, a Delaware corporation, as the General Partner, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, on the following terms and conditions."

                  (b) Exhibit A to the LP Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof Exhibit A attached hereto.

         3. Effectiveness. This Amendment shall become effective as of September 30, 2003.

         4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

         5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

                  IN WITNESS WHEREOF, the Partners have executed this Amendment as of the day first above set forth.

                                       LEAR OPERATIONS CORPORATION

                                       By: /s/ Daniel A. Ninivaggi
                                           -----------------------------
                                       Print Name: Daniel A. Ninivaggi

                                       Its: Vice President, Secretary and
                                             General Counsel

                                       LEAR CORPORATION MENDON

                                       By: /s/ Daniel A. Ninivaggi
                                           ------------------------------
                                       Print Name: Daniel A. Ninivaggi

                                       Its: Vice President and Secretary

                                    EXHIBIT A

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                  LEAR MIDWEST AUTOMOTIVE, LIMITED PARTNERSHIP
                           (f/k/a LEAR KENTUCKY, L.P.)
                         A DELAWARE LIMITED PARTNERSHIP

                                                  GROSS ASSET
                                                   VALUE OF
                               CAPITAL             PROPERTY       PERCENTAGE
      NAMES                 CONTRIBUTIONS         CONTRIBUTED      INTEREST
----------------------------------------------------------------------------
LIMITED PARTNER:
Lear Operations            See Schedule A1       $ 30,766,000
Corporation                See Schedule A2       $156,428,893        99.9%
-------------------------------------------------------------------------
GENERAL PARTNER:
Lear Corporation           $        30,797       $     30,797
Mendon                     $       156,585       $    156,585         0.1%
-------------------------------------------------------------------------
         TOTALS            $   187,382,275       $187,382,275         100%

                                   SCHEDULE A1

1. All of Lear Operations Corporation's ("LOC") right, title and interest in real property located at 12510 Westport Road, Louisville, Kentucky 40241 (the "Louisville Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Louisville Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Louisville Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Louisville Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Louisville Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Louisville Facility or employees of the Louisville Facility;

         e. Any bank accounts and funds contained therein relating to the Louisville Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Louisville Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

2. All of LOC's right, title and interest in real property located at 850 Industrial Road, P.O. Box 1167, Madisonville, Kentucky 42431 (the "Madisonville Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Madisonville Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Madisonville Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Madisonville Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Madisonville Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Madisonville Facility or employees of the Madisonville Facility;

         e. Any bank accounts and funds contained therein relating to the Madisonville Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Madisonville Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

                                   SCHEDULE A2

1. All of LOC's right, title and interest in real property located at 2821 Muth Court, Sheboygan, Wisconsin 53082 (the "Sheboygan F&A Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Sheboygan F&A Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Sheboygan F&A Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Sheboygan F&A Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Sheboygan F&A Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Sheboygan F&A Facility or employees of the Sheboygan F&A Facility;

         e. Any bank accounts and funds contained therein relating to the Sheboygan F&A Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Sheboygan F&A Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

2. All of LOC's right, title and interest in real property located at 2907 North 21st Street, Sheboygan, Wisconsin (the "Sheboygan Manufacturing Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Sheboygan Manufacturing Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Sheboygan Manufacturing Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Sheboygan Manufacturing Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Sheboygan Manufacturing Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Sheboygan Manufacturing Facility or employees of the Sheboygan Manufacturing Facility;

         e. Any bank accounts and funds contained therein relating to the Sheboygan Manufacturing Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Sheboygan Manufacturing Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

3. All of LOC's right, title and interest in real property located at 2924 South 31st Street, Sheboygan, Wisconsin (the "Substrates Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Substrates Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Substrates Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Substrates Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Substrates Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Substrates Facility or employees of the Substrates Facility;

         e. Any bank accounts and funds contained therein relating to the Substrates Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Substrates Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

4. All of LOC's right, title and interest in real property located at 3708 Enterprise Drive, Janesville, Wisconsin 53546 (the "Janesville Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Janesville Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Janesville Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Janesville Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Janesville Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Janesville Facility or employees of the Janesville Facility;

         e. Any bank accounts and funds contained therein relating to the Janesville Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Janesville Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.